N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	April 17, 2023

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – April 17, 2023 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2023. All per share results are reported on a fully diluted basis unless otherwise noted.

($ in millions, except per share data)
Financial Results	Q1 2023	Q1 2022	$ Change
Total Revenues	$370.0	$360.2	$9.8
Net Income available for Common Stockholders	$82.4	$82.9	$(0.5)
Net Income per Common Share - Fully Diluted	$0.44	$0.45	$(0.01)

Non-GAAP Financial Measures	Q1 2023	Q1 2022	$ Change
Funds from Operations (“FFO”) per Common Share and OP Unit - Fully Diluted	$0.74	$0.72	$0.02
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit - Fully Diluted	$0.74	$0.72	$0.02
Property operating revenues, excluding deferrals	$339.3	$322.4	$16.9
Income from property operations, excluding deferrals and property management	$201.8	$192.6	$9.2

Core Portfolio Performance	Q1 2023	Q1 2022	% Change
Core property operating revenues, excluding deferrals	$329.9	$310.2	6.4%
Core Income from property operations, excluding deferrals and property management	$195.7	$185.3	5.7%
Operations Update
Normalized FFO for the quarter ended March 31, 2023 was $0.74 per share, representing a 2.0% increase compared to the same period in 2022, outperforming the midpoint of our guidance expectation by $0.8 million.

MH

Core MH base rental income for the quarter ended March 31, 2023 increased 6.5% compared to the same period in 2022, which reflects 6.6% growth from rate increases and a decline of 0.1% from occupancy losses. Core MH homeowners increased by 30 since December 31, 2022. We sold 176 new homes during the quarter ended March 31, 2023, with an average sales price of $104,000.

RV and Marina

Core RV and marina base rental income for the quarter ended March 31, 2023 increased 5.5% compared to the same period in 2022. Core RV and marina annual base rental income increased 8.4% for the quarter ended March 31, 2023, compared to the same period in 2022, which reflects 8.0% growth from rate increases and 0.4% from occupancy gains. Total nights camped during the quarter ended March 31, 2023 increased approximately 1.0% compared to the same period in 2022.

i

Property Operating Expenses
Core property operating expenses for the quarter ended March 31, 2023 increased 7.4% compared to the same period in 2022. See page 8 for details of the Core property operating expenses. Core repair and maintenance expenses for the quarter ended March 31, 2023 was $21.7 million, an increase of $2.5 million compared to the same period in 2022, which includes clean-up costs following weather events across the portfolio.

We completed our property and casualty insurance renewal as of April 1, 2023, and our premiums increased for the policy year April 2023 through March 2024 by approximately $12.0 million, or 58%. This increase has an unfavorable impact of approximately $2.6 million on our full year 2023 guidance.

Guidance (1)(2)

($ in millions, except per share data)			2023
			Second Quarter	Full Year
Net Income/share			$0.32 to $0.38	$1.64 to $1.74
FFO/share			$0.62 to $0.68	$2.79 to $2.89
Normalized FFO/share			$0.62 to $0.68	$2.79 to $2.89

	2022 Actual		2023 Growth Rates
Core Portfolio:	Second Quarter	Full Year	Second Quarter	Full Year
MH base rental income	$155.8	$626.0	6.4% to 7.0%	6.3% to 7.3%
RV and marina base rental income (3)	$94.6	$393.4	3.6% to 4.2%	5.4% to 6.4%
Property operating revenues	$305.8	$1,240.2	5.5% to 6.1%	6.0% to 7.0%
Property operating expenses	$136.1	$526.4	10.0% to 10.6%	7.9% to 8.9%
Income from property operations, excluding deferrals and property management	$169.7	$713.8	1.9% to 2.5%	4.6% to 5.6%

Non-Core Portfolio:			2023 Full Year
Income from property operations, excluding deferrals and property management			$23.1 to $27.1

Other Guidance Assumptions:			2023 Full Year
Property management and general administrative			$115.9 to $121.9
Debt Assumptions:
Weighted average debt outstanding			$3,300 to $3,500
Interest and related amortization			$127.6 to $133.6

(1)    Second quarter and full year 2023 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2023 guidance assumptions.
(2)    Guidance assumptions do not include future capital events (financing transactions, acquisitions or dispositions) or the use of free cash flow.
(3)    Core RV and marina annual revenue represents approximately 70.6% and 67.0% of second quarter 2023 and full year 2023 RV and marina base rental income, respectively. Core RV and marina annual revenue second quarter 2023 growth rate range is 7.9% to 8.5% and the full year 2023 growth rate range is 7.9% to 8.9%.

Investment Activity
In March 2023, we completed the acquisition of Red Oak Shores Campground, a 223-site RV community located in Ocean View, New Jersey for a purchase price of $9.5 million.

ii

Balance Sheet Activity
In April 2023, we entered into an interest rate swap agreement with a notional amount of $200.0 million, allowing us to trade one month term SOFR indexed variable rate debt for fixed rate debt. The interest rate swap fixes the variable interest rate on our $200.0 million unsecured term loan at 4.88% per annum. As a result, our exposure to floating rate debt as a percentage of total debt is approximately 7.5%.
As of March 31, 2023, approximately 6% of our total secured and unsecured debt is maturing over the next three years.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of April 17, 2023, we own or have an interest in 450 properties in 35 states and British Columbia consisting of 171,477 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 18, 2023, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Supplemental Financial Information

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Operating Information
Total revenues	$370.0	$340.6	$381.0	$365.3	$360.2
Net income	$86.5	$76.7	$70.5	$64.6	$87.1
Net income available for Common Stockholders	$82.4	$73.0	$67.2	$61.5	$82.9
Adjusted EBITDAre (1)	$176.7	$159.2	$166.4	$153.3	$168.4
FFO available for Common Stock and OP Unit holders (1)(2)	$144.1	$126.6	$134.4	$121.6	$140.9
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$144.3	$128.1	$136.8	$125.3	$141.4
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$126.2	$106.9	$115.4	$103.6	$125.1

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,446	195,386	195,380	195,373	195,303
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,369	195,281	195,269	195,227	195,246
Net income per Common Share - Fully Diluted (3)	$0.44	$0.39	$0.36	$0.33	$0.45
FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.65	$0.69	$0.62	$0.72
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.66	$0.70	$0.64	$0.72
Dividends per Common Share	$0.4475	$0.4100	$0.4100	$0.4100	$0.4100

Balance Sheet
Total assets	$5,519	$5,493	$5,405	$5,400	$5,265
Total liabilities	$4,006	$3,975	$3,886	$3,878	$3,734

Market Capitalization
Total debt (4)	$3,414	$3,416	$3,329	$3,298	$3,193
Total market capitalization (5)	$16,534	$16,038	$15,607	$17,066	$18,130

Ratios
Total debt / total market capitalization	20.6%	21.3%	21.3%	19.3%	17.6%
Total debt / Adjusted EBITDAre (6)	5.2	5.3	5.2	5.3	5.2
Interest coverage (7)	5.5	5.6	5.7	5.7	5.7
Fixed charges(8)	5.4	5.6	5.6	5.6	5.6

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $27.3 million as of March 31, 2023.
5.See page 14 for the calculation of market capitalization as of March 31, 2023.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

1Q 2023 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Investment in real estate:
Land	$2,086,725	$2,084,532
Land improvements	4,170,166	4,115,439
Buildings and other depreciable property	1,197,416	1,169,590
	7,454,307	7,369,561
Accumulated depreciation	(2,306,538)	(2,258,540)
Net investment in real estate	5,147,769	5,111,021
Cash and restricted cash	30,661	22,347
Notes receivable, net	46,655	45,356
Investment in unconsolidated joint ventures	81,135	81,404
Deferred commission expense	51,090	50,441
Other assets, net	162,003	181,950
Total Assets	$5,519,313	$5,492,519

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,677,318	$2,693,167
Term loan, net	497,039	496,817
Unsecured line of credit	212,000	198,000
Accounts payable and other liabilities	185,126	175,148
Deferred membership revenue	204,312	197,743
Accrued interest payable	12,090	11,739
Rents and other customer payments received in advance and security deposits	130,704	122,318
Distributions payable	87,338	80,102
Total Liabilities	4,005,927	3,975,034
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of March 31, 2023 and December 31, 2022; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 186,205,815 and 186,120,298 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	1,916	1,916
Paid-in capital	1,629,866	1,628,618
Distributions in excess of accumulated earnings	(205,203)	(204,248)
Accumulated other comprehensive income	15,141	19,119
Total Stockholders’ Equity	1,441,720	1,445,405
Non-controlling interests – Common OP Units	71,666	72,080
Total Equity	1,513,386	1,517,485
Total Liabilities and Equity	$5,519,313	$5,492,519

1Q 2023 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended March 31,
	2023	2022
Revenues:
Rental income	$296,451	$285,065
Annual membership subscriptions	15,970	15,157
Membership upgrade sales current period, gross	7,975	7,151
Membership upgrade sales upfront payments, deferred, net	(4,470)	(4,084)
Other income	17,714	13,542
Gross revenues from home sales, brokered resales and ancillary services	32,133	39,695
Interest income	2,088	1,759
Income from other investments, net	2,091	1,904
Total revenues	369,952	360,189

Expenses:
Property operating and maintenance	112,483	103,992
Real estate taxes	18,316	19,457
Sales and marketing, gross	5,517	4,914
Membership sales commissions, deferred, net	(679)	(583)
Property management	19,464	17,871
Depreciation and amortization	50,502	49,394
Cost of home sales, brokered resales and ancillary services	23,141	30,684
Home selling expenses and ancillary operating expenses	6,924	6,481
General and administrative (1)	11,661	12,072
Casualty-related charges/(recoveries), net (2)	—	—
Other expenses (1)	1,468	1,048
Early debt retirement	—	516
Interest and related amortization	32,588	27,464
Total expenses	281,385	273,310
Loss on sale of real estate and impairment, net	(2,632)	—
Income before equity in income of unconsolidated joint ventures	85,935	86,879
Equity in income of unconsolidated joint ventures	524	171
Consolidated net income	86,459	87,050

Income allocated to non-controlling interests – Common OP Units	(4,088)	(4,144)
Net income available for Common Stockholders	$82,371	$82,906

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Casualty-related charges/(recoveries), net includes debris removal and cleanup costs related to Hurricane Ian of $8.5 million and insurance recovery revenue of $8.5 million for the quarter ended March 31, 2023.

1Q 2023 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-18.

1Q 2023 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2023
Income from property operations, excluding deferrals and property management - 2023 Core (1)	$195.7
Income from property operations, excluding deferrals and property management - Non-Core (1)	6.1
Property management and general and administrative	(31.1)
Other income and expenses (excluding transaction/pursuit costs)	6.6
Interest and related amortization	(32.6)
Gain on unconsolidated joint ventures	(0.4)
Normalized FFO available for Common Stock and OP Unit holders (2)	$144.3
Transaction/pursuit costs	(0.1)
Lease termination expenses	(0.1)
FFO available for Common Stock and OP Unit holders (2)	$144.1

FFO per Common Share and OP Unit - Fully Diluted	$0.74
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.74

Normalized FFO available for Common Stock and OP Unit holders (2)	$144.3
Non-revenue producing improvements to real estate	(18.1)
FAD for Common Stock and OP Unit holders (2)	$126.2

Weighted average Common Shares and OP Units - Fully Diluted	195.4

______________________
1.See pages 8-9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

1Q 2023 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended March 31,
	2023	2022
Net income available for Common Stockholders	$82,371	$82,906
Income allocated to non-controlling interests – Common OP Units	4,088	4,144
Membership upgrade sales upfront payments, deferred, net	4,470	4,084
Membership sales commissions, deferred, net	(679)	(583)
Depreciation and amortization	50,502	49,394
Depreciation on unconsolidated joint ventures	1,135	941
Gain on unconsolidated joint ventures	(416)	—
Loss on sale of real estate and impairment, net	2,632	—
FFO available for Common Stock and OP Unit holders	144,103	140,886
Early debt retirement	—	516
Transaction/pursuit costs	116	—
Lease termination expenses	90	—
Normalized FFO available for Common Stock and OP Unit holders	144,309	141,402
Non-revenue producing improvements to real estate	(18,112)	(16,337)
FAD for Common Stock and OP Unit holders	$126,197	$125,065

Net income available per Common Share - Basic	$0.44	$0.45
Net income available per Common Share - Fully Diluted (1)	$0.44	$0.45

FFO per Common Share and OP Unit - Basic	$0.74	$0.72
FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.72

Normalized FFO per Common Share and OP Unit - Basic	$0.74	$0.73
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.74	$0.72

Weighted average Common Shares outstanding - Basic	185,900	185,690
Weighted average Common Shares and OP Units outstanding - Basic	195,162	194,991
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,369	195,246

______________________
1.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

1Q 2023 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2023	2022
MH base rental income (2)	$164.6	$157.3
Rental home income (2)	3.9	4.0
RV and marina base rental income (2)	111.6	108.8
Annual membership subscriptions	16.0	15.2
Membership upgrade sales current period, gross	8.0	7.2
Utility and other income (2)(3)	35.2	29.9
Property operating revenues	339.3	322.4

Property operating, maintenance and real estate taxes (2)	132.0	124.9
Sales and marketing, gross	5.5	4.9
Property operating expenses	137.5	129.8
Income from property operations, excluding deferrals and property management (1)	$201.8	$192.6

Manufactured home site figures and occupancy averages:
Total sites	72,717	73,463
Occupied sites	68,847	69,646
Occupancy %	94.7%	94.8%
Monthly base rent per site	$797	$753

RV and marina base rental income:
Annual	$69.4	$64.4
Seasonal	28.0	26.6
Transient	14.2	17.8
Total RV and marina base rental income	$111.6	$108.8

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.Includes approximately $4.0 million of business interruption income from Hurricane Ian during the quarter ended March 31, 2023.

1Q 2023 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2023	2022	Change (2)
MH base rental income	$164.4	$154.4	6.5%
Rental home income	3.9	4.0	(2.4)%
RV and marina base rental income	108.4	102.7	5.5%
Annual membership subscriptions	15.8	15.1	4.7%
Membership upgrade sales current period, gross	8.0	7.0	13.7%
Utility and other income	29.4	27.0	9.4%
Property operating revenues	329.9	310.2	6.4%

Utility expense	38.3	34.2	11.8%
Payroll	28.0	25.6	9.2%
Repair & Maintenance	21.7	19.2	12.9%
Insurance and other (3)	23.0	23.0	—%
Real estate taxes	17.7	18.0	(1.8)%
Sales and marketing, gross	5.5	4.9	13.3%
Property operating expenses	134.2	124.9	7.4%
Income from property operations, excluding deferrals and property management (1)	$195.7	$185.3	5.7%

Occupied sites (4)	68,801	68,617

_____________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period. Occupied sites have decreased by 79 from 68,880 at December 31, 2022.

1Q 2023 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended March 31,
	2023	2022
Core manufactured home site figures and occupancy averages:
Total sites	72,456	72,479
Occupied sites	68,790	68,876
Occupancy %	94.9%	95.0%
Monthly base rent per site	$797	$747

	Quarters Ended March 31,
	2023	2022	Change (1)
Core RV and marina base rental income:
Annual (2)	$67.1	$61.8	8.4%
Seasonal	27.4	24.5	11.9%
Transient	13.9	16.4	(14.9)%
Total Seasonal and Transient	$41.3	$40.9	1.1%
Total RV and marina base rental income	$108.4	$102.7	5.5%

	Quarters Ended March 31,
	2023	2022	Change (1)
Core utility information:
Income	$17.6	$15.6	12.4%
Expense	38.3	34.2	11.8%
Expense, net	$20.7	$18.6	11.3%

Utility Recovery Rate (3)	45.8%	45.6%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

1Q 2023 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2023
MH base rental income	$0.1
RV and marina base rental income	3.2
Annual membership subscriptions	0.2
Utility and other income	5.9
Property operating revenues	9.4

Property operating expenses (2)	3.3
Income from property operations, excluding deferrals and property management (1)	$6.1

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

1Q 2023 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended March 31,
	2023	2022
Manufactured homes:
Rental operations revenues (1)	$10.3	$11.3
Rental home operations expense (2)	1.0	1.4
Income from rental home operations	9.3	9.9
Depreciation on rental homes (3)	2.7	2.5
Income from rental operations, net of depreciation	$6.6	$7.4

Occupied rentals: (4)
New	2,389	2,908
Used	313	402
Total occupied rental sites	2,702	3,310

	As of March 31, 2023		As of March 31, 2022
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$252.2	$209.7	$226.9	$192.8
Used	14.1	8.1	15.0	9.8
Total rental homes	$266.3	$217.8	$241.9	$202.6

______________________
1.For the quarters ended March 31, 2023 and 2022, approximately $6.4 million and $7.4 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue is included in Rental home income for the quarters ended March 31, 2023 and 2022 in the Core Income from Property Operations on pages 8-9.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Occupied rentals as of the end of the period in our Core portfolio. Included in occupied rentals as of March 31, 2022 were 210 homes rented through ECHO Financing LLC ("ECHO joint venture"). On December 22, 2022, we completed the purchase of all homes held by the ECHO joint venture.
5.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture for 2022.

1Q 2023 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2023
Sites (1)
MH sites	72,700
RV sites:
Annual	34,900
Seasonal	12,500
Transient	15,000
Marina slips	6,900
Membership (2)	25,800
Joint Ventures (3)	3,600
Total	171,400

Home Sales - Select Data
	Quarters Ended March 31,
	2023	2022
Total New Home Sales Volume (4)	176	261
New Home Sales Gross Revenues (4)	$18,314	$25,530

Total Used Home Sales Volume	102	72
Used Home Sales Gross Revenues	$1,175	$998

Brokered Home Resales Volume	134	188
Brokered Home Resales Gross Revenues	$675	$611

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 127,700 members. Includes approximately 6,300 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,600 transient sites.
4.For 2022, total new home sales volume includes 22 home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

1Q 2023 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2019	2020	2021	2022	Q1 2023
Member Count (1)	115,680	116,169	125,149	128,439	127,707
Thousand Trails Camping Pass (TTC) Origination	41,484	44,129	50,523	51,415	10,231
TTC Sales	19,267	20,587	23,923	23,237	4,456
RV Dealer TTC Activations	22,217	23,542	26,600	28,178	5,775
Number of annuals (2)	5,938	5,986	6,320	6,390	6,274
Number of upgrade sales (3)	2,919	3,373	4,863	4,068	882

(In thousands, unaudited)
Annual membership subscriptions	$51,015	$53,085	$58,251	$63,215	$15,970
RV base rental income from annuals	$19,634	$20,761	$23,127	$25,945	$6,687
RV base rental income from seasonals/transients	$20,181	$18,126	$25,562	$24,316	$2,730
Membership upgrade sales current period, gross	$19,111	$21,739	$36,270	$34,661	$7,975
Utility and other income	$2,422	$2,426	$2,735	$2,626	$459

______________________
1.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

1Q 2023 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2023

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,702	79.1%
Unsecured Debt			712	20.9%
Total Debt (1)			$3,414	100.0%	20.6%

Common Shares	186,205,815	95.3%
OP Units	9,240,069	4.7%
Total Common Shares and OP Units	195,445,884	100.0%
Common Stock price at March 31, 2023	$67.13
Fair Value of Common Shares and OP Units			$13,120	100.0%
Total Equity			$13,120	100.0%	79.4%

Total Market Capitalization			$16,534		100.0%

______________________
1.    Excludes deferred financing costs of approximately $27.3 million.

1Q 2023 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2023
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2023	$91,550	4.90%	2.68%	0.27
2024	9,944	5.49%	0.29%	1.20
2025	92,517	3.45%	2.71%	2.04
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	205,798	4.19%	6.03%	5.47
2029	39,114	4.10%	1.15%	6.26
2030	275,385	2.69%	8.07%	7.02
2031	257,325	2.46%	7.54%	8.16
2032	202,000	2.47%	5.92%	9.48
Thereafter	1,527,901	3.93%	44.76%	14.42
Total	$2,701,534	3.71%	79.14%	10.9

Unsecured Term Loans
2023	$—	—%	—%	—
2024	—	—%	—%	—
2025	—	—%	—%	—
2026	300,000	1.80%	8.79%	3.09
2027	200,000	5.82%	5.86%	3.87
Thereafter	—	—%	—%	—
Total	$500,000	3.43%	14.65%	3.4

Total Secured and Unsecured	$3,201,534	3.57%	93.79%	9.8

Line of Credit Borrowing (1)	212,000	5.77%	6.21%	—

Note Premiums and Unamortized loan costs	(27,179)

Total Debt, Net	$3,386,355	3.83% (2)	100%

_____________________
1.Following the interest rate swap executed in April 2023, our floating interest rate exposure is limited to line of credit borrowing.
2.Reflects effective interest rate for the quarter ended March 31, 2023, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

1Q 2023 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management expenses and the impact of GAAP deferrals of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

1Q 2023 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended March 31,
(amounts in thousands)	2023	2022
Net income available for Common Stockholders	$82,371	$82,906
Income allocated to non-controlling interests – Common OP Units	4,088	4,144
Equity in income of unconsolidated joint ventures	(524)	(171)
Income before equity in income of unconsolidated joint ventures	85,935	86,879
Loss on sale of real estate and impairment, net	2,632	—
Membership upgrade sales upfront payments, deferred, net	4,470	4,084
Gross revenues from home sales, brokered resales and ancillary services	(32,133)	(39,695)
Interest income	(2,088)	(1,759)
Income from other investments, net	(2,091)	(1,904)
Membership sales commissions, deferred, net	(679)	(583)
Property management	19,464	17,871
Depreciation and amortization	50,502	49,394
Cost of home sales, brokered resales and ancillary services	23,141	30,684
Home selling expenses and ancillary operating expenses	6,924	6,481
General and administrative (1)	11,661	12,072
Casualty-related charges/(recoveries), net (2)	—	—
Other expenses (1)	1,468	1,048
Early debt retirement	—	516
Interest and related amortization	32,588	27,464
Income from property operations, excluding deferrals and property management	201,794	192,552
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(3,791)	(3,501)
Property management	(19,464)	(17,871)
Income from property operations	$178,539	$171,180
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

_____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Casualty-related charges/(recoveries), net includes debris removal and cleanup costs related to Hurricane Ian of $8.5 million and insurance recovery revenue of $8.5 million for the quarter ended March 31, 2023.

1Q 2023 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended March 31,
(amounts in thousands)	2023	2022
Consolidated net income	$86,459	$87,050
Interest income	(2,088)	(1,759)
Membership upgrade sales upfront payments, deferred, net	4,470	4,084
Membership sales commissions, deferred, net	(679)	(583)
Real estate depreciation and amortization	50,502	49,394
Other depreciation and amortization	1,351	827
Interest and related amortization	32,588	27,464
Loss on sale of real estate and impairment, net	2,632	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,307	1,456
EBITDAre	176,542	167,933
Early debt retirement	—	516
Transaction/pursuit costs	116	—
Lease termination expenses	90	—
Adjusted EBITDAre	$176,748	$168,449

CORE. The Core properties include properties we owned and operated during all of 2022 and 2023. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2022 and 2023. This includes, but is not limited to, three RV communities and one membership RV community acquired during 2022 and one RV community acquired during 2023. The Non-Core properties also include Fish Tale Marina, Fort Myers Beach, Gulf Air, Palm Harbour Marina, Pine Island, and Ramblers Rest.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2023 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.